Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Acxiom Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG LLP


Little Rock, Arkansas
December 15, 1999